UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2005

TORRENT ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-19949

(Commission File Number)

84-0503749

(IRS Employer Identification No.)

600-666 Burrard Street, Vancouver, BC V6C 2X8

(Address of principal executive offices and Zip Code)

604-639-3118

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On November 22, 2005, we issued a news release announcing that our subsidiary, Cascadia Energy Corp. has completed its preliminary geological review of a 365,000 acreage block in southwestern Washington and selected 100,000 of the most prospective acres for continued exploratory evaluation. Cascadia also retains a two year right of first refusal on the balance of this acreage.

Based upon the geological interpretation of this initial 100,000 acreage block and the surrounding area, Cascadia decided to aggressively pursue additional acreage at the November competitive lease auction held in Olympia, Washington. The approximate 15,000 acres that was acquired from the State of Washington Trust lies directly adjacent or contiguous to Cascadia’s 100,000 acre block. These properties include potential for both natural gas from coal and conventional natural gas opportunities.

Cascadia and its 40% partner, St. Helens Energy LLC, are coordinating a plan to review the property and consider other sites.

Item 9.01 Financial Statements and Exhibits

99.1 News Release dated November 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORRENT ENERGY CORPORATION

/s/ Mark Gustafson

Mark Gustafson,

Chief Executive Officer, President and Director

Date: November 25, 2005